                                                                                                                 Exhibit 10.1

INTEREST DEFERRAL AGREEMENT

THIS AGREEMENT is entered into as of January 23, 2009 by and between SMF Energy Corporation (“SMF”) and the undersigned holder (“Holder”) of SMF’s Senior Secured Convertible Promissory Note dated August 8, 2007 (the “Note”).

WHEREAS, SMF has determined that, in light of the distressed economic conditions affecting SMF and its customers, it wishes to defer payment of the interest payment (the “Payment”) that, according to the Note, is due and payable on January 1, 2009 (the “Original Due Date”) until April 15, 2009 (the “Extension Date”), and Holder is willing to agree to such deferral in exchange for the immediate payment of a deferral fee equal to one percent (1%) of the current outstanding balance of the Note (the “Deferral Fee”).

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration set forth herein, SMF and Holder agree that:

1.           The Note is hereby amended to provide that the Payment is no longer due or payable on the Original Due Date but is instead due and payable on the Extension Date.  The rights and obligations of Holder and SMF with respect to the Payment and the other terms of the Note are in all other respects unchanged.

2.           SMF shall pay the Deferral Fee immediately upon completion and execution of this Agreement and the Investment Representation Statement attached hereto.  Fifty percent (50%) of the Deferral Fee shall be paid in cash and fifty percent shall be paid with unregistered shares of SMF’s common stock (“Stock”).  The Stock shall be valued at $0.29 per share, which was the Official Closing Price on the Nasdaq Stock Market on January 22, 2009, the trading day immediately preceding the date of this Agreement.

3.           The Stock shall be deemed to be “Registrable Securities” under the Registration Rights Agreement appended to the Securities Purchase Agreement (or Note Purchase Agreement) between Holder and SMF relating to the purchase of the Note, except that, because the shares of SMF common stock into which the Note may be converted (the “Note Shares”) have already been registered with the SEC, (a) Holder alone is entitled to demand registration of the Stock, (b) Holder shall be deemed to have requested such registration immediately upon execution of this Agreement and (c) in response to Holder’s demand, SMF agrees to use reasonable commercial efforts to file a new registration statement with the SEC covering the Stock (or amend the existing registration statement covering the Note Shares to add the Stock to that registration statement) as soon as practicable.  SMF further agrees to make reasonable commercial efforts to file such registration statement or amendment within 60 days following the date hereof and to cause such registration statement or amendment to become effective within 120 days of the date hereof.

4.           (a)           The terms of this Agreement may not be amended except by a writing signed by the parties; (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof; (c) This Agreement shall be binding on and inure to the benefit of each party hereto and his or its legal representatives, successors and assigns; (d) This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to conflicts of law rules; (e) This Agreement may be signed in counterparts, with the same effect as if the signatures were upon the same instrument; (f) This Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements and understandings relating thereto; (g) This Agreement does not confer any rights or remedies upon any person other than the parties hereto; and (h) If any provision of this Agreement shall be found to be invalid, illegal or unenforceable, the remaining provisions shall not be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

SMF ENERGY CORPORATION
Accepted: February 3, 2009

	By:	_________________________________
Richard E. Gathright,
Chief Executive Officer and President

HOLDER

__________________________________________
Name of Holder (printed or typed)

By: _______________________________________

(if entity) Name & title:_________________________
__________________________________________

Principal Amount of Note: $_____________________

Total Deferral Fee $___________________________

Deferral Fee Cash $___________________________

Deferral Fee Shares ___________________________

Attachment
to Interest Deferral Agreement

INVESTMENT REPRESENTATION STATEMENT

HOLDER:           __________________________________

COMPANY:      SMF ENERGY CORPORATION

SECURITY:       COMMON STOCK

NUMBER OF SHARES:         ________________________

In connection with the purchase of the above-listed securities (the “Securities”), the undersigned (“Holder”) represents to Company the following:

(a)           Holder is aware of Company’s business affairs and financial condition, and has acquired sufficient information about Company to reach an informed and knowledgeable decision to acquire the Securities.  Holder is purchasing these Securities for Holder’s own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”).

(b)           Holder understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein.

(c)           Holder further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available.  In addition, Holder understands that the certificate evidencing the Securities will be imprinted with a legend that prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for Company.

(d)           Holder is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non- public offering subject to the satisfaction of certain conditions.

(e)           Holder further understands that at the time Holder wishes to sell the Securities there may be no public market upon which to make such a sale.

(f)           Holder further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act or compliance with another registration exemption will be required, and no such exemption may be available.

Signature of Holder:

Date:_________     ___________________